EX.99.906CERT

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form N-CSR of Palmer Square Opportunistic Income Fund for the six months ended January 31, 2018 (the “Report”), Christopher D. Long, as President and Principal Executive Officer of the Trust, and Jeffrey D. Fox, as Treasurer and Principal Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	4/10/2018

/s/ Christopher D. Long
Christopher D. Long
President and Principal Executive Officer

/s/ Jeffrey D. Fox
Jeffrey D. Fox
Treasurer and Principal Financial Officer